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                                                                      EXHIBIT 21

PARENT AND SUBSIDIARIES*

Name                                          State or Province of Incorporation
----                                          ----------------------------------

XTRA Corporation                                                        Delaware

Subsidiary of XTRA Corporation
XTRA, Inc.                                                                 Maine

Subsidiaries of XTRA, Inc.
XTRA Intermodal, Inc.                                                   Delaware
XTRA International Ltd.                                                 Delaware
XTRA Mexicana, S.A. de C.V.                                               Mexico
Distribution International Corporation                                  Delaware

Subsidiaries of Distribution International
Corporation
Strick Canada Limited                                                    Ontario
XTRA Lease, Inc.                                                        Delaware

*Certain inactive subsidiaries have been omitted.

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